UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):       September 21, 2007 (September 19, 2007)
ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)
(614) 283-6500

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 19, 2007, Michael S. Jeffries, Chief Executive Officer and Chairman of the Board of Abercrombie & Fitch Co. (the “Company”), entered into a Rule 10b5-1 plan (the “Plan”) with a broker to sell Company common stock that will be acquired on exercise of certain of Mr. Jeffries’ employee stock options which, if not exercised, would expire on various dates in 2009. Mr. Jeffries entered into the Plan for investment diversification.
Pursuant to the Plan, as many as 2.5 million shares may be sold between February 1, 2008 and November of 2008, at which time the Plan will terminate. Transactions effected under the Plan will be reported through Rule 144 and Form 4 filings with the Securities and Exchange Commission, as appropriate.
The Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company’s Policy Statement Regarding Trading in Company Securities.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.
Dated: September 21, 2007	By:	/s/Michael W. Kramer
Michael W. Kramer
Executive Vice President and Chief Financial Officer